UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Inducement Agreement and Issuance of New Warrants

On August 2, 2024, bioAffinity Technologies, Inc. (the “Company”) entered into a warrant inducement letter agreement (the “Inducement Agreement”) with certain holders (the “Holders”) of the Company’s warrants to purchase shares of the Company’s common stock, par value $0.007 per share (the “Common Stock”), issued in a private placement offering that closed on March 8, 2024 (the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holders of the Existing Warrants agreed to exercise for cash the Existing Warrants to purchase up to an aggregate of 1,041,667 shares of Common Stock, at the lower exercise price of $1.25 per share (reduced from the initial exercise price of $1.64 per share). The offer and resale of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) have been registered pursuant to the Company’s registration statement Form S-1 (File No. 333-278512) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to the Inducement Agreement, will be effective for the issuance or sale, as the case may be, of the Existing Warrant Shares.

The transactions contemplated by the Inducement Agreement are expected to close on or about August 5, 2024. The Company expects to receive aggregate gross proceeds of approximately $1.3 million for the exercise of the Existing Warrants, before deducting placement agent fees and other expenses payable by the Company.

In consideration of the Holders’ immediate exercise of the Existing Warrants (the “Warrant Exercise”), at the exercise price of $1.25 per share, in accordance with the Inducement Agreement, the Company issued to the Holders new unregistered Common Stock purchase warrants (the “New Warrants”) to purchase an aggregate of 1,302,082 shares of Common Stock, equal to 125% of the number of Existing Warrant Shares (the “New Warrant Shares”), at an exercise price of $1.50 per share. The New Warrants and the New Warrant Shares are being issued in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Company agreed in the Inducement Agreement to file a registration statement on Form S-1 to register the resale of the New Warrant Shares (the “Resale Registration Statement”) as soon as practicable (and in any event within 45 calendar days following the date of the Inducement Agreement), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the Securities and Exchange Commission (the “Commission”) and to keep such Resale Registration Statement effective at all times until no Holder owns any New Warrants or New Warrant Shares.

The Company expects to use the net proceeds from these transactions for working capital and other general corporate purposes.

WallachBeth Capital LLC (“WallachBeth”) served as the Company’s exclusive financial advisor in connection with the Warrant Exercise and other transactions described in the Inducement Agreement. Pursuant to the terms of an engagement letter, dated August 2, 2024, by and between the Company and WallachBeth (the “Engagement Letter”), the Company agreed to: (i) pay to WallachBeth a cash fee equal to 8.0% of the aggregate gross proceeds received from the Holders upon exercise of the Existing Warrants, and (ii) issue to WallachBeth or its designees warrants (the “Inducement Advisor Warrants”) to purchase up to 39,062 shares of Common Stock (the “Inducement Advisor Warrant Shares”), which is equal to 3.0% of the aggregate number of New Warrant Shares. The Inducement Advisor Warrants have substantially the same terms as the New Warrants, including that the Inducement Advisor Warrants have an exercise price equal to $1.50 per share.

Registered Direct Offering and Concurrent Private Placement

On August 2, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company will issue to the Purchaser, (i) in a registered direct offering, 360,000 shares (the “Shares”) of Common Stock, and (ii) in a concurrent private placement, warrants (the “Private Warrants”) to purchase an aggregate of 450,000 shares of Common Stock (the “Private Warrant Shares”), with an exercise price of $1.50. Such registered direct offering and concurrent private placement are collectively referred to in this Current Report on Form 8-K as the “Offering.”

The Company expects to receive aggregate gross proceeds from the Offering of approximately $450,000, before deducting fees payable to the Placement Agent and other estimated offering expenses payable by the Company. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-275608), which was declared effective by the Commission on November 27, 2023 (as amended from time to time, the “Registration Statement”). The Private Warrants and the Private Warrant Shares are being issued in a concurrent private placement and have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Private Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the Private Warrant Shares issuable upon exercise of the Private Warrants (the “Stockholder Approval Date”) and will expire on the fifth anniversary of the Stockholder Approval Date.

Pursuant to the terms of the Purchase Agreement, until 45 days following the closing date of the Offering (the “Closing Date”), the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), subject to certain exceptions. The Company has further agreed not to enter into an agreement involving any Variable Rate Transaction (as defined in the Purchase Agreement) until twelve (12) months following the Closing Date, provided however, that the prohibition on “at the market offerings” shall expire on the six-month anniversary of the Closing Date. In addition, each of the Company’s officers and directors have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of 60 days from the Closing Date, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

WallachBeth acted as the Placement Agent on a “reasonable best efforts” basis, in connection with the Offering pursuant to that certain placement agency agreement, dated August 2, 2024 (the “Placement Agency Agreement”), by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 8.0% of the aggregate gross proceeds paid to the Company for the securities sold in the Offering and reimbursement of certain out-of-pocket expenses up to a maximum of $75,000. As additional compensation to the Placement Agent, in connection with the Offering, the Company will issue to the Placement Agent or its designees warrants (“ Placement Agent Warrants”) to purchase an aggregate of 10,800 shares of Common Stock (“Offering Placement Agent Warrant Shares”), which is equal to 3.0% of the number of Shares issued in the registered direct offering, at an exercise price per share equal to $1.50, which is equal to the exercise price of the Private Warrants. The Offering Placement Agent Warrants have substantially the same terms as the New Warrants, including that the Offering Placement Agent Warrants have an exercise price equal to $1.50 per share, except that they are immediately exercisable and expire on the five-year anniversary of the date of issuance. The Inducement Advisor Warrants together with the Offering Placement Agent Warrants are hereinafter referred to as the “Placement Agent Warrants” and the Inducement Advisor Warrant Shares together with the Offering Placement Agent Warrant Shares are hereinafter referred to as the “Placement Agent Warrant Shares.” In addition, pursuant to the terms of the Placement Agency Agreement: (a) the Placement Agent has the right of first refusal for a period of six (6) months after the closing of the Offering (defined below) to participate in each and every future public and private equity and debt offerings of the Company, or any successor to or any subsidiary of the Company in any U.S. stock exchange during such six (6) month period, and (b) if the Company, within twelve (12) months after the closing of the Offering, effects a sale of any securities with a party first introduced by the Placement Agent in connection with the Offering, the Company will pay to the Placement Agent the same cash discount and percentage of Inducement Advisor Warrants set forth above upon the completion of such transaction.

Pursuant to the Purchase Agreement, the Company agreed to file a resale registration statement on Form S-1 to register the resale of the Private Warrant Shares as soon as practicable (and in any event within 45 calendar days following the date of the Purchase Agreement), and to use commercially reasonable efforts to have such registration statement declared effective by the Commission and to keep such registration statement effective at all times until the Purchaser no longer owns any Private Warrants or Private Warrant Shares. Pursuant to the Placement Agency Agreement, the Company agreed to file a resale registration statement on Form S-1 to register the resale of the Placement Agent Warrant Shares. The Placement Agent has agreed not to resell or distribute the Placement Agent Warrants or the Placement Agent Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Company intends to register the New Warrant Shares, the Private Warrant Shares and the Placement Agent Warrant Shares on the Resale Registration Statement.

Terms of the New Warrants and Private Warrants

The New Warrants and the Private Warrants are collectively referred to herein as the “Purchase Warrants.” The Purchase Warrants will be exercisable commencing on the Stockholder Approval Date and will expire on the fifth anniversary of the Stockholder Approval Date. The Company has agreed to hold a special meeting of stockholders at the earliest practicable date after the Closing Date, but in no event later than ninety (90) days after the Closing Date for the purpose of obtaining Stockholder Approval (as defined below), if required to effect the purpose thereof, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval, and request that its officers and directors, cast their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every six (6) months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Purchase Warrants are no longer outstanding. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company to consent to any exercise of the Purchase Warrants and issuance of the shares of Common Stock upon exercise of the Purchase Warrants (the “Purchase Warrant Shares”).

If at any time after the later of (i) the six-month anniversary of the Closing Date, and (ii) the Stockholder Approval Date, a registration statement registering the issuance of the Purchase Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Purchase Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Purchase Warrants.

The exercise price of the Purchase Warrants, and the number of Purchase Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the New Warrants.

A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the Purchase Warrants), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Purchase Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of Purchase Warrants, will be obligated to purchase any unexercised portion of the Purchase Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Purchase Warrants have the right to require the Company or a successor entity to redeem the Purchase Warrants for cash in the amount of the Black Scholes Value (as defined in the Purchase Warrant) of the unexercised portion of the Purchase Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in the Company’s control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Purchase Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Purchase Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Purchase Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises such warrant.

Support Agreements

Certain of the Company’s stockholders holding in excess of 16% of the Company’s outstanding shares of Common Stock have entered into a Support Agreement, pursuant to which such stockholders have agreed, at every meeting of the holders of the Company’s Common Stock that the Company’s stockholders are requested to vote upon a proposal to approve the exercise in full of the Private Warrants and the issuance of the Private Warrant Shares upon exercise of the Private Warrants (the “Warrant Exercise Proposal”), to vote all of the shares of Common Stock that they own in favor the Warrant Exercise Proposal as well as any proposal to approve an adjournment of any such meeting of the Company’s stockholders for purposes of obtaining further votes in favor of the Warrant Exercise Proposal that are at any time or from time to time presented for consideration to the Company’s stockholders.

The foregoing summaries of the Warrant Exercise and the Offering, including the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agency Agreement, the New Warrants, the Private Warrants, the Placement Agent Warrants, the Inducement Agreement and the Support Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 10.1, 1.1, 4.1, 4.2, 10.2 and 10.3, respectively, and are each incorporated herein by reference.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

An opinion of Blank Rome LLP regarding the validity of the Shares being issued and sold in the Registered Direct Offering is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure regarding the New Warrants, the New Warrant Shares, the Private Warrants, the Private Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of this Current Report on Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K and Exhibit 10.2 to this Current Report on Form 8-K regarding the Existing Warrants are incorporated herein by reference.

Item 8.01. Other Events

On August 2, 2024, the Company issued a press release regarding the pricing of the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Placement Agency Agreement, dated August 2, 2024, by and between bioAffinity Technologies Inc. and WallachBeth Capital LLC
4.1	Form of Purchase Warrant (New Warrant and Private Warrant)
4.2	Form of Placement Agent Warrant
5.1	Opinion of Blank Rome LLP
10.1	Form of Securities Purchase Agreement, dated as of August 2, 2024, by and between the Company and the investor listed on the signature page thereto
10.2	Form of Warrant Inducement Agreement
10.3	Form of Support Agreement
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press release issued by bioAffinity Technologies Inc., dated August 2, 2024 (pricing of the offering)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2024	BIOAFFINITY TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer